Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement Nos. 333-49363, 333-122186, 333-54060, 333-54062, 333-53982, 333-65694, 333-109043, 333-132523, 333-132526, 333-152896, 333-145923, 333-167320 and 333-174144 on Forms S-8 and Registration Statement No. 333-163167 on Form S-3 of GSI Commerce, Inc. of our report dated April 15, 2011, with respect to the consolidated financial statements of Fanatics, Inc. for the year ended February 28, 2011.

/s/ Ernst & Young LLP
Jacksonville, FL
May 23, 2011